UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2016

SoOum Corp.
(Name of small business in its charter)

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Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
590 Madison Avenue Suite 1800 New York, NY 10022
(Address of principal executive offices)

Registrant's telephone number:  (480) 287-6675

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sale of Equity Securities.

On October 10, 2016 the Registrant issued 896,600,000 shares of its common stock pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering.  Four Hundred Forty-five Million (445,000,000) shares were issued in connection with the Company’s acquisition of Western Grade, LLC (as previously disclosed), and 441,600,000 were issued in connection with the conversion of the Company’s preferred shares to common stock.  In addition, the shareholders represented that they had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend stating that the securities were restricted pursuant to Rule 144 of the Securities Act.

As a result of these transactions the Company now has approximately 972,600,000 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOOUM CORP.
Dated: October 13, 2016	By:	/William Westbrook/ William Westbrook
	Title:	President